UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):    March 8, 2013

THE FRESH MARKET, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 14, 2013, The Fresh Market, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the resignation of Randy Kelley as Senior Vice President, Real Estate and Development. The Form 8-K did not disclose the specific effective date of Mr. Kelley’s resignation, which had not been determined. The Company is filing this Form 8-K/A to report that Mr. Kelley’s resignation was effective as of the end of the day on March 29, 2013.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, The Fresh Market, Inc. (the “Company”) announced the resignation of Randy Kelley as Senior Vice President, Real Estate and Development, who will leave the Company to pursue a new business opportunity. Mr. Kelley tendered his resignation on March 8, 2013, to be effective at a date to be determined in early spring, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

99.1    Press release of The Fresh Market, Inc. dated March 11, 2013, incorporated by reference to Exhibit 99.1 of Form 8-K filed on March 14, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: April 1, 2013    By:     /s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President – General Counsel